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                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 99.B


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                            MERCHANTS NATIONAL BANK
                             100 North High Street
                             Hillsboro, Ohio  45133

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                               December __ , 1996

TO THE SHAREHOLDERS OF MERCHANTS NATIONAL BANK:

     You are hereby notified that a special meeting of the shareholders of Merchants National Bank (the "Bank") will be held on DECEMBER __, 1996 AT 10:00 A.M. (LOCAL TIME), AT _________________________, ________________, Hillsboro,
Ohio for the purpose of considering and acting upon the following:

1. To consider and vote upon the formation of a holding company by the adoption of a Consolidation Agreement (the "Agreement") which provides for the consolidation of Hillsboro Interim Bank, National Association (In Organization), a subsidiary of Merchants Bancorp, Inc., an Ohio corporation (the "Company") with the Bank under the name and charter of Merchants National Bank with shareholders of the Bank receiving ten (10) shares of Company stock for each share of Bank stock held by them.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Board of Directors has fixed November 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                         By order of the Board of Directors


                                         Paul W. Pence, Jr., President

     The affirmative vote of the holders of two-thirds (2/3) of the outstanding common stock of Merchants National Bank is required for approval of the Consolidation Agreement. Directors of the Bank beneficially owned ______ shares, or ______ percent of the outstanding common stock of the Bank as of November 1, 1996. The Directors all have agreed to vote their shares in favor of the transaction and management will vote its proxies to adjourn the meeting, if necessary, to insure that the Consolidation Agreement is approved.

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE SPECIAL MEETING OF SHAREHOLDERS BY NOTIFYING THE CHAIRMAN OF THE MEETING OR THE CASHIER OF THE BANK AT, OR PRIOR TO THE MEETING, OF YOUR INTENTION. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.